Exhibit 10

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2012 LONG-TERM STOCK INCENTIVE PLAN

(Adopted by Directors January 19, 2012)

(Approved by Shareholders April 24, 2012)

(Amended by Directors March 21, 2013, Approved by Shareholders April 23, 2013)

(Amended by Directors March 20, 2014, Approved by Shareholders April 22, 2014)

(Amended by Directors March 26, 2015)

(Amended by Directors March 16, 2016, Approved by Shareholders April __, 2016)

1.       Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries, and certain members of the Board of Directors of the Company whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers, employees and Directors to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights and Cash-Based Awards.

2.       Definitions. For purposes of this Plan:

(a)       “Agreement” means the written agreement between the Company and a Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(b)       “Award” means a grant of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or a Cash-Based Award or any combination of the foregoing.

(c)       “Bank” means Peapack-Gladstone Bank, a Subsidiary.

(d)       “Board” means the Board of Directors of the Company.

(e)       “Cash-Based Award” means any right granted under Section 10.

(f)       “Cause” means an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Notwithstanding anything else herein to the contrary, in the event that an employee or Director is terminated or removed for Cause, or resigns at a time when Cause exists, or if, following termination, resignation or removal it is determined that Cause existed at the time of such termination, resignation or removal, then any and all Options and Awards will automatically be terminated and void as of the date that Cause arose, and no notice to that effect is required in order to effect that result.

(g)       “Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, extraordinary cash dividend, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(h)       “Change in Control” means an event of a nature that: (1) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (2) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (2), considered as though he were a member of the Incumbent Board; or (3) consummation of regulatory approval to implement a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the resulting entity or such plan, merger, consolidation, sale or similar transaction occurs; or (4) a proxy statement soliciting proxies from shareholders of the Company shall be distributed by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, and, following such distribution, the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or (5) a tender offer is made for 25% or more of the voting securities of the Company.

(i)       “Code” means the Internal Revenue Code of 1986, as amended.

(j)       “Committee” means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

(k)       “Company” means Peapack-Gladstone Financial Corporation, a New Jersey corporation.

(l)       “Director” means a member of the Board who is not also serving as an employee of the Company.

(m)       “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee or Director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the individual’s lifetime.

(n)       “Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

(o)       “Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee. The Bank may be appointed as the Escrow Agent.

(p)       “Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(q)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)       “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion using a method that complies with Section 409A of the Code; provided, however, that (A) if the Shares are listed on NASDAQ, the New York Stock Exchange or other national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, or (B) if the Shares are then traded in an over-the-counter market, Fair Market Value on any date shall be the mean of the high bid and low asked prices for the Shares in such over-the-counter market for such date or on the last date preceding such date on which high bid and low asked prices exist.

(s)       “Grantee” means a person to whom an Option or Award has been granted under the Plan.

(t)       “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(u)       “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(v)       “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(w)       “Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(x)       “Plan” means the Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(y)       “Restricted Stock” means Shares issued or transferred to an Eligible Employee or Director which may be subject to restrictions as provided in Section 8 hereof.

(z)       “Restricted Stock Unit” means a right to receive one Share upon the satisfaction of terms and conditions as provided in Section 9 hereof, including without limitation the satisfaction of specified performance or other criteria. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided by the Committee.

(aa)       “Retirement” means the retirement from active employment of an employee or officer, but only if such person meets all of the following requirements: (i) he has a minimum combined total of years of service to the Company or any Subsidiary (excluding service to any acquired company) and age equal to eighty (80), (ii) he is age sixty-two (62) or older, and (iii) he provides six (6) months prior written notice to the Company of the retirement. For Directors, the term “Retirement” shall mean the date on which the Director ceases to be a member of the Board after both attaining age sixty (60) and completing at least ten (10) years of service on the Board.

(bb)       “Shares” means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(cc)       “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(dd)       “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ee)       “Ten-Percent Shareholder” means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3.       Administration.

(a)       The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1)       to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2)       to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights to be granted pursuant to each Award and the amount or value of Cash-Based Awards, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares, units or rights, the purchase price per share, if any, of Restricted Stock or Restricted Stock Units and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3)       to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary and Grantees;

(4)       to determine the duration and purposes for leaves of absence which may be granted to a Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5)       generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

Subject to the terms and conditions set forth herein, the Committee may, from time to time, recommend the grant of Options and Awards to the Directors in such numbers and upon such terms as it deems appropriate, but all such grants must be approved by the Company’s Board of Directors.

4.       Stock Subject to Plan; Individual Award Limits.

(a)       The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 1,200,000, of which not more than 200,000 Shares may be issued or transferred pursuant to Options, Restricted Stock Awards, Restricted Stock Unit Awards and/or Stock Appreciation Rights to any one Eligible Employee during any one calendar year. Not more than 10,000 Shares may be issued or transferred pursuant to Options and/or Awards to any Director during any one calendar year. The maximum number of Shares that may be issued or transferred pursuant to Incentive Stock Options shall be 200,000. Upon a Change in Capitalization after the adoption of this Plan by the Board, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization. The maximum aggregate amount of any Cash-Based Awards that may be paid to any one Grantee in any one calendar year shall be $2 million dollars.

(b)       Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c)       Whenever any Shares subject to an Award or Option are (i) resold to the Company, (ii) retained by the Company upon exercise of an Award or Option in order to satisfy the exercise price for such Award or Option or any withholding or other taxes due with respect to such Option or Award, or (iii) forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

5.       Eligibility. Subject to the provisions of the Plan, the Committee (or, with respect to Directors, the Board) shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards, but no person shall receive any Options or Awards unless he or she is an employee of the Company or a Subsidiary, or a Director, at the time the Option or Award is granted.

6.       Stock Options. The Committee (or, with respect to Directors, the Board) may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a)       Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted. Incentive Stock Options cannot be granted to Directors.

(b)       Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted.

(c)       Non-Transferability. No Option granted hereunder shall be transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Grantee only by the Grantee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(d)       Stock Options; Vesting. Each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee or the Board as set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death, Disability or Retirement of a Grantee, all Options shall become immediately exercisable, provided, however, that the Committee shall have the authority to grant Options that do not become immediately exercisable in the event of the death, Disability or Retirement of a Grantee by including such provision in the Option Agreement evidencing such Option. Notwithstanding the foregoing, the Committee (or, with respect to Directors, the Board) may accelerate the exercisability of any Option or portion thereof at any time.

(e)       Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail (including electronic mail) to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor, as well as for any required tax withholding, and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option and required tax withholding shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by having Shares that would otherwise have been delivered to the Grantee upon exercise of an Option withheld by the Company. Any Shares transferred to or withheld by the Company as payment of the purchase price or tax withholding under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

(f)       Rights of Grantees. No Grantee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g)       Termination of Employment. In the event that a Grantee who is not a Director ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Grantee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(1)       If the Grantee’s termination of employment is due to his death or Disability, the Options shall become fully vested and shall be exercisable for a period of three years following such termination of employment, and shall thereafter terminate;

(2)       If the Grantee’s termination of employment is by the Grantee (other than due to the Grantee’s Retirement), the Option shall terminate on the date of the termination of employment;

(3)       If the termination of employment is due to the Grantee’s Retirement, the Option shall become fully vested and shall be exercisable for 90 days (three years for an Option designated initially as a Nonqualified Stock Option); and

(4)       If the Grantee’s termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Grantee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. Notwithstanding anything to the contrary in this Section 6(g), no Option shall be exercisable beyond the term of the Option.

(h)       Termination of Service for Directors. Unless otherwise provided in the Option Agreement, upon the termination of a Director’s service as a member of the Board for any reason other than Retirement, Disability, Change in Control or death, the Director’s Options shall be exercisable only as to those Shares which were immediately exercisable by the Director at the date of termination. Unless otherwise provided in the Option Agreement, in the event of the death, Retirement or Disability of a Director, all Options held by the Director shall become immediately exercisable; and upon termination of the Director’s service due to or within 12 months after a Change in Control, all Options held by the Director shall become immediately exercisable. Options granted to a Director shall expire and no longer be exercisable upon the earlier of (i) one hundred twenty (120) months following the date of grant, or (ii) three (3) years following the date on which the Director ceases to serve as a Director (for any reason other than Cause).

7.       Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a)       Time of Grant. A Stock Appreciation Right may be granted:

(i)       at any time if unrelated to an Option; or

(ii)       if related to an Option, at the time of grant of the Option.

(b)       Stock Appreciation Rights Related to an Option.

(1)       Payment. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(3).

(2)       Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(3)       Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(4)       Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(5), (A) upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.

(5)       Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in connection with a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(3) (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(5) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c)       Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees (and the Board may grant to Directors) Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee or the Board shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death, Disability or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable provided, however, that the Committee or Board shall have the authority to grant Stock Appreciation Rights that do not become immediately exercisable in the event of the death, Disability or Retirement of a Grantee by including such provision in the Agreement evidencing such Stock Appreciation Right. Unless otherwise provided in the Agreement, upon the death or Disability of a Grantee, the exercisable portion of Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment or service, and shall thereafter terminate; and upon the Retirement of a Grantee, the exercisable portion of Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such Retirement, and shall thereafter terminate. The amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(3), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”

(d)       Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e)       Form of Payment. Payment of the amount determined under Sections 7(b)(3) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

8.       Restricted Stock. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee or Board may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)       Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee; provided, that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(b)       Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)       Lapse of Restrictions.

(1)       Restrictions, if any, upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee (or, when applicable, the Board) may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary (or a member of the Board) from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(2)       In the event of termination of employment (or termination of service as a Director) as a result of death, Disability or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse, provided, however, that the Committee or Board shall have the authority to grant Awards the restrictions on which do not lapse in the event of the termination of employment or service as a result of the death, Disability or Retirement of a Grantee by including such provision in the Agreement evidencing such Award.

(3)       The Committee or Board may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder.

(d)       Treatment of Cash Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of cash dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions, if any, imposed upon such Shares, in which case such cash dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such cash dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest may be credited on the amount of any such cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred cash dividends, together with any interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e)       Delivery of Shares. When any restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). If applicable, a new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect. Notwithstanding the foregoing, if requested by the Grantee, the Committee or the Board, in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock.

(f)       Unrestricted Shares. Notwithstanding anything to the contrary in this Plan, the Committee shall have the right to grant Awards of Restricted Stock to employees of the Company that are not evidenced by an Agreement, which are fully vested as of the grant date of the Award and which do not contain a restrictive legend. The amount of any aggregate Awards under this Section 8(f) shall not exceed 10,000 shares and any individual Award under this Section 8(f) shall not exceed 5 shares.

9.       Restricted Stock Units. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock Units which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee or Board may require. Awards of Restricted Stock Units shall be subject to the following terms and provisions:

(a)       Rights of Grantee. Restricted Stock Units granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Restricted Stock Units. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Unit Award or shall fail to pay the purchase price, if any, for the Restricted Stock Units, the Award shall be null and void. The Grantee shall not have any of the rights of a shareholder with respect to Restricted Stock Units, subject to Section 9(d).

(b)       Non-Transferability. Until any restrictions upon the Restricted Stock Units awarded to a Grantee shall have lapsed in the manner set forth in Section 9(c), such Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. Upon the termination of employment of the Grantee, all of such Restricted Stock Units with respect to which restrictions have not lapsed shall be forfeited at no cost to the Company if no purchase price had been paid for such Restricted Stock Units. The Committee may also impose such other restrictions and conditions on the Restricted Stock Units as it deems appropriate.

(c)       Lapse of Restrictions.

(1)       Restrictions upon Restricted Stock Units awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee (or, when applicable, the Board) may determine; provided, however, that the restrictions upon such Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary (or a member of the Board) from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(2)       In the event of termination of employment (or termination of service as a Director) as a result of death, Disability or Retirement of a Grantee, all restrictions upon Restricted Stock Units awarded to such Grantee shall thereupon immediately lapse, provided, however, that the Committee or Board shall have the authority to grant Awards of Restricted Stock Units the restrictions on which do not lapse in the event of the termination of employment or service as a result of the death, Disability or Retirement of a Grantee by including such provision in the Agreement evidencing such Award.

(3)       The Committee or Board may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Restricted Stock Units awarded hereunder.

(d)       Treatment of Cash Dividends. At the time of an Award of Restricted Stock Units, the Committee may, in its discretion, determine to provide the Grantee with the right to receive cash Dividend Equivalents with respect to the Restricted Stock Units subject to the Award, or a specified portion thereof. A “Dividend Equivalent” is an amount equal to the cash dividend payable per Share, if any, multiplied by the number of Shares then underlying the Award with respect to any cash dividends declared or paid by the Company while the Award is outstanding. Any such Dividend Equivalents shall be credited to the Grantee at the time the Company pays any cash dividend on its Shares. Until such time as the Dividend Equivalents vest or are forfeited, interest may be credited on the amount of such Dividend Equivalents held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Any Dividend Equivalents credited to the Grantee shall vest at the same time as the underlying Restricted Stock Units, and payment of credited Dividend Equivalents, together with any interest accrued thereon, shall be made at the time when the underlying Restricted Stock Units convert to Shares. In the event any Restricted Stock Units are forfeited under Section 9(c) hereof, any Dividend Equivalents credited to Grantee with respect to such forfeited Restricted Stock Units and any interest accrued thereon shall be forfeited to the Company, and the Grantee shall have no rights and the Company shall have no liability as to such Dividend Equivalents or interest.

(e)       Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more of the Restricted Stock Units granted under the Plan, the Company shall notify the Grantee of same. The Company shall then deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of Shares, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Restricted Stock Units for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). Notwithstanding the foregoing, if requested by the Grantee, the Committee or the Board, in its discretion, has the right to cancel Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock Units, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding for the vesting of any Restricted Stock Units.

(f)       Compliance with Section 409A of the Code. Restricted Stock Units are intended to comply with Section 409A of the Code and provisions of the Plan and Awards shall be interpreted in a manner intended to be consistent with Section 409A.

10.       Cash-Based Awards. The Committee is hereby authorized to grant Cash-Based Awards to Grantees denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Each such Cash-Based Award shall specify a payment amount, payment range or a value determined with respect to the Fair Market Value of the Shares, as determined by the Committee. The Committee may designate Cash-Based Awards as “performance-based compensation” under Code Section 162(m) by conditioning the Award or the lapse of restrictions on the achievement of performance goals in accordance with Section 11(a) and by administering the Award to otherwise comply with the requirements of Section 11 and Code Section 162(m). The Committee is authorized at any time during or after a Performance Period to exercise negative discretion to reduce or eliminate a Cash-Based Award of any Grantee for any reason in its discretion, including, without limitation, changes in the position or duties of any Grantee with the Company or any Subsidiary during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise.

11.       Performance Goals

(a)       If, at the time of grant, the Committee intends a Restricted Stock Award, Restricted Stock Unit Award or Cash-Based Award to qualify as “other performance based compensation” within the meaning of Code Section 162(m), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the criteria described in Section 11(b). “Performance Period” means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock, Restricted Stock Units or a Cash-Based Award has been earned.

(b)       A performance goal described in Section 11(a) shall be based on one or more of the following criteria: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, book value or tangible book value, or shareholder return. The performance goals may be described in terms of objectives that are related to the individual Grantee or objectives that are Company-wide or related to a Subsidiary, division, department, region, branch, function or business unit and may, but need not be, measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, branch, function or business unit) or measured relative to selected peer companies or a market index. Any performance goals that are financial metrics, may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. For any Award not intended to meet the requirements of Code Section 162(m), the Committee may establish performance goals based on any other performance criteria it deems appropriate. These performance goals are subject to approval by shareholders at the Company’s 2016 annual meeting, and once approved, should be submitted for re-approval by the Company’s shareholders no later than the 2021 annual shareholder meeting, and thereafter, once every five years.

(c)       When the Committee determines whether a performance goal has been satisfied for any period, the Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition or disposition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Code Section 162(m), such inclusion or exclusion shall be made in compliance with Code Section 162(m).

(d)       If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under Code Section 162(m).

12.       Effect of a Change in Control. Notwithstanding anything herein to the contrary (with the exception of Sec. 6(h)), the provisions of this Section 12 shall apply in the case of a Change in Control of the Company, unless otherwise provided by the Committee in the Agreement and as supplemented by Section 14.

(a)       Awards Assumed or Substituted by Surviving Entity. With respect to Options and Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Grantee’s employment is terminated without Cause or the Grantee resigns for Good Reason, then (i) all of the Grantee’s outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable and shall remain exercisable for three years following such termination, provided no Option or Stock Appreciation Right shall be exercisable beyond the term of the Option or Stock Appreciation Right, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) unless otherwise provided in the Agreement, the payout level under all of the Grantee’s performance-based that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the target level, or at a level in excess of target in the Committee’s discretion, and there shall be a pro rata payout to such Grantee within sixty (60) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award or Option, a Grantee shall not be considered to have resigned for Good Reason unless either (i) the Agreement provides for a Good Reason termination or (ii) the Grantee is party to an employment, severance or similar agreement with the Company or a Subsidiary that includes provisions in which the Grantee is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to no longer satisfy the requirements of Code Section 422, the affected Options shall be deemed to be Nonqualified Stock Options.

(b)       Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Options or Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control: (i) outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) unless otherwise provided in the Agreement, the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the target level, or at a level in excess of target in the Committee’s discretion, and there shall be a pro rata payout to Grantees within sixty (60) days following the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control. To the extent that this provision causes Incentive Stock Options to no longer satisfy the requirements of Code Section 422, the affected Options shall be deemed to be Nonqualified Stock Options.

(c)       Definitions.

(1)       A surviving entity will be deemed to have “assumed by the surviving entity or otherwise equitably converted or substituted” an Award or Option under this Plan if the surviving entity substitutes an Award or Option under this Plan or an award or stock option under a plan of the surviving entity having equivalent value to and terms and conditions no less favorable than the original Award or Option, or otherwise assumes the obligations under and/or equitably adjusts such original Award or Option. The Committee or the Board shall have sole authority to determine whether the proposed assumption of an Award or Option by a surviving entity meets the requirements listed in this Section 12(c)(1).

(2)       “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Grantee and the Company or a Subsidiary; provided, however, if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Agreement. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

13.       Adjustment Upon Changes in Capitalization.

(a)       In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b)       Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)       If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

14.       Effect of Certain Transactions. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, consolidation, reorganization, recapitalization, combination or exchange of shares, liquidation or dissolution, sale or disposition of all or substantially all of the Company’s assets, or any Change in Capitalization), the Committee may, in its sole discretion, notwithstanding Section 12 hereunder, provide (i) that Options or Awards will be settled in cash rather than stock or in unrestricted shares of stock of the surviving entity, (ii) that Options or Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will be cancelled after a designated period of time to the extent not then exercised, (iii) that Options or Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Options or Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying stock, as of a specified date associated with the transaction (or the per share transaction price), over the exercise or base price of the Option or Award and those Options or Awards not eligible for payment shall be cancelled, (v) that performance targets and performance periods for performance-based Awards and Options will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Grantees whether or not such Grantees are similarly situated.

15.       Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 13 and 14 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where approval of such amendment is required under applicable laws, policies or regulations or applicable listing or other requirements of the national securities exchange upon which the Shares are then listed, including amendments that will:

(a)       increase the number of Shares as to which Options or Awards may be granted under the Plan;

(b)       change the class of persons eligible to participate in the Plan; or

(c)       materially extend the term of the Plan.

Except as otherwise provided herein, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Grantee.

16.       Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.       Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)       give any person any right to be granted an Option or Award other than at the sole discretion of the Committee or the Board;

(b)       give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)       limit in any way the right of the Company to terminate the employment or service of any person at any time; or

(d)       be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

18.       Regulations and Other Approvals; Governing Law.

(a)       This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)       The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)       The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d)       Except as otherwise provided in Section 15, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e)       Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

(f)       In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

19.       Miscellaneous.

(a)       Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b)       Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if a Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. A Grantee who is an Eligible Employee may be permitted, in the Committee’s discretion, to satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Shares to be delivered for the payment of such taxes. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Grantee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Grantee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof.

(c)       Designation of Beneficiary. Each Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Grantee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

(d)       Section 409A Compliance. The Plan is intended to be administered and interpreted in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Grantees in the Plan of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company, the Board nor the Committee shall have any liability to any person in the event Section 409A applies to any such Award or Option in a manner that results in adverse tax consequences for the Grantee or any of his/her beneficiaries or transferees.

(e)       Recoupment. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Options and Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

20.       Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such shareholder approval is obtained.